Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement"), dated as of January 26, 2011, is between Global Earth Energy, Inc., a Nevada corporation (the "Company") and Spiros Sinnis ("Consultant").

Recitals

The Company wishes to engage Consultant to provide advice on, and Consultant has agreed to provide such services on an exclusive basis to the company upon the terms and conditions hereinafter set out.

NOW IT IS HEREBY AGREED by and between the parties hereto as follows:

1. The Services. In consideration of the shares issuable to Consultant pursuant to the terms and conditions hereinafter contained, Consultant hereby agrees that it will provide to Company the services set forth in Section 2 hereof (such services being hereinafter collectively called the "Services").

2. Scope of the Services. Consultant will act as the strategic transaction Consultant to Company, subject to extension by mutual agreement in writing. Consultant will:

(A) together with other professional advisers of Consultant, provide Company with assistance in acquiring a joint venture with LifeCyle, a illinois company (the "Acquisition");

(B) provide financial data and models to Company's management and board of directors in connection with such Acquisition;

(C) regularly report on the status of the Services Consultant is providing to Company;

(D) Assist with Company's due diligence with respect to the Acquisition; and

(E) Perform additional Services related to the foregoing.

3. Basis of Remuneration. Contingent upon the completion of the Acquisition, Company will issue Consultant 6,000,000  ordinary shares of Company, US$0.001 par value per share (the "Shares"), which shares shall be issued pursuant to a registration statement on Form S-8 filed by Company with the Securities and Exchange Commission, provided that: (I) Consultant shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Consultant's performance of the Services pursuant to this Agreement, (ii) Consultant agrees to accept exclusive liability for complying with all applicable federal, state and local laws governing self-employed individuals, including, without limitation, obligations such as the payment of taxes, social security, disability and other contributions based on the transactions contemplated by this Agreement, (iii) Consultant hereby agrees to indemnify, hold harmless and defend Company from and against any and all such taxes and contributions, as well as any penalties and interest arising therefrom, and (iv) All the reasonable and undisputed expenses incurred, such as transportation, mail, copy and fax charges, etc., shall be reimbursed to Consultant by Company within 30 days of receipt of the related invoices.

4. Undertakings and Acknowledgment.

(A) Company will not enter into any agreement, commitment or understanding (whether legally binding or not) with any person which may directly or indirectly affect or be relevant in connection with the Services without previously informing Consultant.

(B) Company or any of its affiliates will not publish, or arrange for the publication of, any document or announcement in relation to or having any material effect on the Services, without the prior consent of Consultant.

(C) Each party agrees that any advice, written or oral, provided by Consultant to Company and any information, written or oral, provided by Company to Consultant pursuant to this Agreement, will be solely for the purpose of and in connection with the Services and is not to be used, circulated, quoted or otherwise referred to or publicly filed or disclosed for any other purpose, except in each case with the provider's prior written consent.

(D) Consultant shall comply with any applicable legal or regulatory requirements.

5. Confidentiality. Consultant undertakes to keep confidential any information which is provided to it by Company and which is not publicly available and not to disclose such information to third parties, otherwise than in accordance with the Company's prior written instructions. Consultant agrees not to use any information which is provided to it by Company other than in connection with Consultant's performance of the Services unless expressly authorized in writing by Company. Disclosure will be permitted as required by law or any relevant regulatory authority and Consultant shall to the extent required by law or any relevant authority, be entitled to disclose any information known to Consultant, and/or to produce any documents, relating to the Company's business or affairs. Where possible, before making any required disclosure, Consultant will use best efforts to notify Company to provide the opportunity for Company to contest such disclosure by lawful means.

6. Indemnity. Company shall indemnify Consultant against all claims, actions, proceedings, investigations, demands, judgments and awards (together "Claims") which may be instituted, made, threatened or alleged against or otherwise involve Consultant, and against all losses, liabilities, damages, costs, charges and expenses (together "Losses") which may be suffered or incurred by Consultant, in connection with or arising out of the Services rendered or duties performed by Consultant under this Agreement except where the Claims and Losses have arisen as a result of gross negligence or willful misconduct of Consultant or of Consultant's professional advisors or agents.

7. Term. This Agreement, unless renewed or extended in writing by another parties, shall expire 12 MONTHS from the date hereof.

8. General. Entire Agreement and Amendments. This Agreement is the entire agreement between the parties and supersedes all earlier and simultaneous agreements regarding the subject matter. This Agreement may be amended only in a written document, signed by both parties. Independent Contractors, Third Party Beneficiaries, and Subcontractors.  The parties acknowledge that they are independent contractors under this Agreement, and except if expressly stated otherwise, none of the parties, nor any of their employees or agents, has the power or authority to bind or obligate another party.  Except if expressly stated, no third party is a beneficiary of this Agreement. Governing Law and Forum.  All claims regarding this Agreement are governed by and construed in accordance with the laws of Nevada, applicable to contracts wholly made and performed in such jurisdiction, except for any choice or conflict of law principles, and must be litigated in Hanover County, North Carolina, regardless of the inconvenience of the forum, except that a party may seek temporary injunctive relief in any venue of its choosing.  Assignment.  This Agreement binds and inures to the benefit of the parties' successors and assigns. This Agreement is not assignable, delegable, sublicenseable or otherwise transferable by Consultant in whole or in part without the prior written consent of Company. Any transfer, assignment, delegation or sublicense by Consultant without such consent is invalid. No Waivers, Cumulative Remedies.  A party's failure to insist upon strict performance of any provision of this Agreement is not a waiver of any of its rights under this Agreement. Except if expressly stated otherwise, all remedies under this Agreement, at law or in equity, are cumulative and nonexclusive.  Severability.  If any portion of this Agreement is held to be unenforceable, the unenforceable portion must be construed as nearly as possible to reflect the original intent of the parties, the remaining portions remain in full force and effect, and the unenforceable portion remains enforceable in all other contexts and jurisdictions.  Notices.  All notices, including notices of address changes, under this Agreement must be sent by registered or certified mail or by overnight commercial delivery to the address set forth in this Agreement by each party.  Captions and Plural Terms.  All captions are for purposes of convenience only and are not to be used in interpretation or enforcement of this Agreement.  Terms defined in the singular have the same meaning in the plural and vice versa.

IN WITNESS WHEREOF, the parties execute this Agreement. Each person who signs this Agreement below represents that such person is fully authorized to sign this Agreement on behalf of the applicable party.

COMPANY

By: _________________________________
Print Name: ___________________________
Title: ________________________________

CONSULTANT

By: _________________________________
Print Name: ___________________________
Title: ________________________________

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